UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 10, 2021
CANTALOUPE, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	23-2679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

100 Deerfield Lane, Suite 300
Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: 610-989-0340
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	CTLP	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.
On November 10, 2021, Cantaloupe, Inc. (the “Company”) held the Company’s 2022 annual meeting of shareholders (the “Annual Meeting”). The final voting results for each of the proposals submitted to a vote of the shareholders at the Annual Meeting are set forth below.
1. Election of Directors
Each nominee for director was elected, and the voting results were as follows:

Nominee	Votes for	Votes against	Abstentions	Broker Non-Votes
Lisa P. Baird	50,636,231	183,894	25,334	8,673,149
Douglas G. Bergeron	49,326,308	1,492,746	26,405	8,673,149
Douglas L. Braunstein	50,752,941	66,109	26,409	8,673,149
Sean Feeney	50,763,399	54,496	27,564	8,673,149
Jacob Lamm	50,652,429	166,748	26,282	8,673,149
Michael K. Passilla	50,753,057	65,097	27,305	8,673,149
Ellen Richey	50,752,887	58,282	34,290	8,673,149
Anne M. Smalling	50,627,397	184,072	33,990	8,673,149
Shannon S. Warren	50,745,886	64,606	34,967	8,673,149
2. Ratification of the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for fiscal year ending June 30, 2022.
The ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2022 was approved, and the voting results were as follows:

Votes for	59,401,510
Votes against	107,491
Abstentions	9,607
3. Advisory Vote on named executive officer compensation.
The Company’s shareholders approved, on an advisory basis, the Company’s named executive officer compensation as disclosed in the Company’s proxy statement for the Annual Meeting, and the voting results were as follows:

Votes for	50,294,602
Votes against	249,765
Abstentions	301,092
Broker Non-Votes	8,673,149

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANTALOUPE, INC.

Dated: November 12, 2021	By:	/s/ Davina Furnish
Davina Furnish
General Counsel and Secretary